Exhibit 99

CopyTele Adds Experienced Patent Monetization Team

and Appoints New CEO

Melville, NY – September 19, 2012: CopyTele, Inc. (OTCBB:COPY) today announced the appointment to CopyTele of three former executives from Acacia Research Corporation (NASDAQ: ACTG), a premier publicly traded patent monetization company. Robert Berman will be CopyTele’s President and CEO; John Roop will be a Senior Vice President of Engineering; and Dr. Amit Kumar will be a strategic advisor to CopyTele.  The new team brings extensive experience in turnarounds and intellectual property monetization to CopyTele.

All three executives previously held senior management and board positions at Acacia.  Dr. Kumar was a member of the Board of Directors of Acacia from 2002-2008.  Mr. Berman, who was at Acacia from 2000-2007, started Acacia’s patent assertion business, and as COO and General Counsel, had responsibility for managing all patent monetization activities and related personnel.  Mr. Roop, who was at Acacia from 2001 – 2008, was Senior Vice President of Engineering, where he built and managed the technical group responsible for the evaluation and monetization of patents.  More detailed biographies can be found below.

Lew Titterton, CopyTele’s current Chairman and interim CEO stated, “We are pleased that Mr. Berman, Mr. Roop and Dr. Kumar have agreed to join the company.   Their interest in joining CopyTele confirms our belief in the potential value of our patents and patent related technologies.  This team has the skills, knowledge, and experience necessary to maximize the value of these assets for our shareholders”.

Mr. Berman stated, “Since its inception 30 years ago, CopyTele has invented and developed technologies resulting in the issuance of more than 100 U.S. Patents.   We have already begun the process of evaluating CopyTele’s patents and meeting with CopyTele’s technical staff.  We are excited about the prospects of unlocking the value of CopyTele’s patents and in the coming weeks and months, will investigate and consider all options for the monetization of these assets.”

Biographies:

Robert Berman: Mr. Berman has experience in a broad variety of areas including finance, acquisitions, marketing, and the development, licensing, and monetization of intellectual property.  He was recently the CEO of IP Dispute Resolution Corporation, a consulting company focused on patent monetization.  Prior to IPDR, Mr. Berman was the Chief Operating Officer and General Counsel of Acacia Research Corporation. Mr. Berman has been quoted in numerous articles on patent monetization and is a frequent speaker on patent licensing and enforcement including programs at Harvard Law School, and UCLA’s Anderson School of Business.  Mr. Berman received a B.S. from the University of Pennsylvania’s Wharton School, and a J. D. from Northwestern Law School.

John Roop: Mr. Roop has 18 years of experience analyzing and evaluating patents for acquisition and licensing, and over 20 years of experience as a Silicon Valley design engineer and engineering executive.  He was Sr. Vice President of Engineering at Acacia Research and was instrumental in developing Acacia’s patent acquisition operations.  Previously, Mr. Roop was a co-founder and Sr. Vice President of Engineering at StarSight Telecast, a pioneering developer of electronic program guides, and Vice President of Engineering at VSAT Systems, Inc., a satellite telecommunications systems developer.  He received his BS in Electrical Engineering from the University of California at Berkeley.

Amit Kumar, Ph.D.:  Dr. Kumar has been an investor, founder, Director and CEO of several technology enterprises, both public and private.  As CEO, he took CombiMatrix Corporation public and ran it for a decade while listed on the NASDAQ Global Market.  He has worked in venture capital with OAK investment Partners, and has been an advisor to investment funds, venture capital firms, and Fortune 500 companies.  Highly relevant to the engagement at CopyTele, he was on the Board of Directors of Acacia Research Corporation from 2002-2008.  Dr. Kumar is currently CEO of Geo Fossil Fuels, an energy company, and he sits on the Board of other public and private companies.  He received his AB in Chemistry from Occidental College.  After graduate studies at Stanford University and Caltech, he received his Ph.D. from Caltech and followed that with a post-doctoral fellowship at Harvard.

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